UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

Toys "R" Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Toys “R” Us, Inc. (the “Company” or “Parent”) is providing certain lenders and analysts the following information, as of February 1, 2014, related to intercompany loans made by and between the Company and its wholly owned subsidiary, Toys “R” Us-Delaware, Inc. (“Toys-Delaware”):

The Parent had a net payable to Toys-Delaware of $381 million as of February 1, 2014. The net payable consists of three components: $783 million in aggregate long-term notes payable to Toys-Delaware, $316 million short-term loans receivable from Toys-Delaware, and $86 million of other net intercompany receivables from Toys-Delaware, primarily related to insurance obligations of the Parent where Toys-Delaware is the primary obligor.

On the Parent’s balance sheet as of February 1, 2014 presented in the Toys “R” Us, Inc. 10-K for the fiscal year ended February 1, 2014, the $316 million short-term loans receivable is recorded in “Due from subsidiary” as a current asset. The remaining $697 million long-term net payable is reflected, along with other balances and transactions, in “Investments in and advances to subsidiaries, net” as a long-term liability. Additional detail on this line item is presented below:

($ in millions)	February 1, 2014
Intercompany payable to Toys-Delaware	$(697)
Investment in and advances to subsidiaries	470
Intercompany receivable from Toys “R” Us (UK) Limited	179
Other intercompany receivables	2

Investments in and advances to subsidiaries, net	$(46)

On the Toys-Delaware balance sheet as of February 1, 2014 contained within the Toys “R” Us, Inc. 8-K dated May 2, 2014, the long-term notes receivable of $783 million from Parent is reflected in “Due from affiliates, net” as a long-term asset. The “Due from affiliates, net” balance as of February 1, 2014 was $777 million. Additionally contained in this line item is a miscellaneous $4 million receivable from Parent and $10 million of payables to other subsidiaries of Parent. The $316 million short-term loans payable to Parent is reflected in “Short-term borrowings from Parent” as a current liability. The remaining $90 million of intercompany payables to Parent is reflected in “Other non-current liabilities” as a long-term liability. This is to present Toys-Delaware’s third party insurance liabilities on a gross basis as Toys-Delaware is the primary obligor of the insurance obligations and no legal right of offset existed with other amounts due from Parent.

The long-term notes receivable from Parent balance of $783 million as of February 1, 2014 consists of the components listed in the table below. All of the notes are documented, unsecured, and include a market rate of interest. The note issued by Parent in fiscal year (“FY”) 2012 for $206 million is expressly subordinated in right of payment to the senior obligations of the Parent.

($ in millions)	February 1, 2014
Note issued by Parent in FY 2005	$286
Note issued by Parent in FY 2009	201
Note issued by Parent in FY 2012	206
Note issued by Parent in FY 2012	90

Long-term notes receivable from Parent (1)	$783

(1)	Includes accrued and unpaid interest.

This information, which has been furnished solely for this Item 7.01, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: June 18, 2014	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President – Chief Financial Officer

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